UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2010 (February 10, 2010)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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•☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its February 10, 2010 meeting, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tredegar Corporation (the “Corporation”) approved several items relating to compensatory arrangements with its named executive officers.  The details of these approvals are outlined below.

2010 Short-Term Incentive Plan

The Compensation Committee approved an annual cash incentive plan applicable to the Corporation’s executive officers.  The 2010 Short-Term Incentive Plan for Executive Officers (the “2010 Incentive Plan”) approved by the Compensation  Committee applies to the Corporation’s executive officers and certain other key corporate-level employees.  The 2010 Incentive Plan is not set forth in a written agreement.

The 2010 Incentive Plan is intended to reward each participant based on the attainment of specific 2010 financial performance targets as well as individual performance.  The Compensation Committee reviewed the annual financial targets for the 2010 Incentive Plan as part of its review and approval of the 2010 Incentive Plan.

The following short-term incentive opportunities are available under the 2010 Incentive Plan for the named executive officers:

		2010 Short-Term Incentive Structure (as a percentage of annual base salary)
Name	Title	Threshold	Target	Maximum
Nancy M. Taylor	President and CEO(1)	37.5%	75%	150%
Nancy M. Taylor	Exec. VP, and Pres., Film Products(1)	32.5%	65%	130%
Duncan A. Crowdis	VP and Pres., Aluminum Extrusions	22.5%	45%	90%
A. Brent King	VP, General Counsel and Secy.	25%	50%	100%
Kevin A. O’Leary	VP, CFO and Treasurer	25%	50%	100%
Larry J. Scott	VP, Audit	22.5%	45%	90%

(1)As Ms. Taylor was appointed as the President and Chief Executive Officer of the Corporation effective January 31, 2010, she is eligible to receive an incentive payment under the 2010 Incentive Plan that will be pro rated based on Economic Profit Added (“EPA”) for Film Products (one month) and EPA from the Corporation’s manufacturing operations (eleven months).

Long-Term Incentive Awards

The Compensation Committee approved grants of nonstatutory stock options, restricted stock awards and performance stock units in the amounts set forth below under the Amended and Restated 2004 Equity Incentive Plan (the “Equity Plan”) to each of the Corporation’s named executive officers.  The grants became effective on February 17, 2010, which was the third business day following the Corporation’s release of its fourth quarter 2009 earnings (the “Effective Date”).

Name	Title	2010 Performance Stock Units	2010 Restricted Stock	2010 Stock Options
Nancy M. Taylor	President and CEO	25,000	20,000	100,000
Duncan A. Crowdis	VP and Pres., Aluminum Extrusions	4,200	3,500	20,000
A. Brent King	VP, General Counsel and Secy.	4,750	4,000	20,000
Kevin A. O’Leary	VP, CFO and Treasurer	4,750	4,000	20,000
Larry J. Scott	VP, Audit	2,500	2,000	10,000

The Restricted Stock Award becomes vested and nonforfeitable on the third anniversary of the date of grant (i.e., February 17, 2013).  Upon the issuance of the shares on the date of grant, the named executive officer shall be entitled to vote the shares and shall be entitled to receive, free of all restrictions, ordinary cash dividends.  The restricted stock awards were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Stock Award and Stock Award Terms and Conditions, substantially in the form filed as Exhibit 10.18 to the Corporation’s Current Report on Form 8-K filed February 17, 2009, and incorporated herein by reference.

The Compensation Committee established 2010 financial performance targets for the performance stock unit awards.  The named executive officers are eligible to receive one-half of the performance stock units if there is an improvement of at least $2.5 million in the Corporation’s consolidated economic profit added (“EPA”) from manufacturing operations for calendar year 2011 over the Corporation’s consolidated EPA from manufacturing operations for calendar year 2010.  The named executive officers are eligible to receive the entire performance stock unit award if there is an improvement of at least $5 million in the Corporation’s consolidated EPA from manufacturing operations for calendar year 2011 over the Corporation’s consolidated EPA from manufacturing operations for calendar year 2010.  The performance stock unit awards were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Stock Unit Award and Stock Unit Award Terms and Conditions, substantially in the form filed as Exhibit 10.22 to the Corporation’s Current Report on Form 8-K filed June 26, 2007, and incorporated herein by reference.

The stock options will have an option price equal to the closing price of shares of the Corporation’s common stock as reported on the New York Stock Exchange composite tape on the Effective Date and have a term of seven years.  The vesting period is two years.  The grants of options were made pursuant to the terms of the Equity Plan and are subject to the terms of the Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions, substantially in the form filed as Exhibit 10.21 to the Corporation’s Current Report on Form 8-K filed March 9, 2006, and incorporated herein by reference.

2009 Incentive Plan for Executive Officers

The Compensation Committee had previously approved the 2009 Incentive Plan for Executive Officers (the “2009 Incentive Plan”).  Incentives were to be paid out under the 2009 Incentive Plan only if financial performance targets were met and individual objectives were achieved.  The financial performance targets for the executive officers, other than Nancy M. Taylor and Duncan A. Crowdis, were based upon EPA from manufacturing operations and consolidated adjusted EBIT (earnings before interest and taxes).  Because of Ms. Taylor’s responsibilities as the President of the Corporation’s Film Products division in 2009, the financial performance targets for Ms. Taylor were based upon EPA for Film Products and Film Products’ operating income.  Because of Mr. Crowdis’ responsibilities as the President of the Corporation’s Aluminum Extrusions division, the financial performance target for Mr. Crowdis was based upon EPA for Aluminum Extrusions.

For 2009, Film Product's EPA and the consolidated EPA for Corporate were at or in excess of their respective EPA goals; Film Products’ operating income goal was achieved at the maximum level and Corporate‘s consolidated adjusted EBIT goal was achieved near the maximum level.  The Compensation Committee approved the following incentive payments under the 2009 Incentive Plan for the following named executive officers:

Name	Title	Percent of Salary(3)	Dollar Value
John D. Gottwald	President and CEO	190.9%	$891,495
Nancy M. Taylor	Exec. VP and Pres., Film Products	130%	$477,760
A. Brent King	VP, General Counsel and Secy.	95.5%	$274,967
Kevin A. O’Leary	VP, CFO and Treasurer(2)	8%	$24,664
Kevin A. O’Leary	VP, Global Finance, Film Products(2)	64%	$140,022
Larry J. Scott	VP, Audit	85.9%	$160,237

(2)As Mr. O’Leary was appointed as the Vice President, Chief Financial Officer and Treasurer of the Corporation effective December 11, 2009, he received an incentive payment under the 2009 Incentive Plans that was pro rated based on EPA for Film Products (eleven months) and EPA from the Corporation’s manufacturing operations (one month).

(3)For Mr. Gottwald and Ms. Taylor, the percentage of salary refers to their bonus payments as a percentage of the salary received in 2009.  For Messrs. King and Scott, the percentage of salary refers to their bonus payments as a percentage of their annual base salaries as of December 31, 2009.  For Mr. O’Leary, the percentage of salary refers to his annual base salary as of January 1, 2009 and December 31, 2009, respectively.

As Aluminum Extrusions did not meet its EPA financial target, Mr. Crowdis did not receive a payout under the 2009 Incentive Plan.

Discretionary Bonus

The Compensation Committee approved a discretionary bonus for Duncan A. Crowdis, Vice President and President, Aluminum Extrusions, in the amount of $56,000, in recognition of significant accomplishments in reducing costs, managing working capital and maintaining employee morale in the face of a recession in the cyclical aluminum industry.

Long-Term Incentive Award Vesting

On February 21, 2008, the Compensation Committee awarded performance stock units based on the Corporation’s consolidated 2009 EPA from manufacturing operations.  The Corporation’s actual 2009 EPA performance was below threshold and, therefore, none of the performance stock units contingent upon the Corporation’s 2009 EPA performance were earned by the participants, including the executive officers.

Item 8.01                      Other Events.

Non-Employee Director Compensation

At its February 10, 2010 meeting, the Nominating and Governance Committee (the “N&G Committee”) of the Corporation approved two items relating to non-employee director compensation.  The N&G Committee approved a discretionary bonus payment to Norman A. Scher in the amount of $65,000 for his assistance to the Corporation on a number of strategic issues during 2009.  The N&G Committee also approved an annual retainer of $9,000 for the non-employee Chairman of the Executive Committee of the Board of Directors, payable in equal quarterly installments, in arrears, effective February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: February 17, 2010	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary